Exhibit 99.1

Contacts:

MEDIA	INVESTORS/ANALYSTS
Mayura Hooper	Richard Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-1525	Phone: 415-667-1841
mayura.hooper@schwab.com	richard.fowler@schwab.com

Schwab Completes Acquisition of TD Ameritrade

Creates company with approximately $6 trillion in client assets across 28 million brokerage accounts

Enhances company’s position as a leading provider of services and solutions to investors and independent advisors

SAN FRANCISCO, October 6, 2020 — The Charles Schwab Corporation (“Schwab”) today announced that it has completed its acquisition of TD Ameritrade Holding Corporation (“TD Ameritrade”). The combination will create a company with enhanced scale, an even better portfolio of world-class services and solutions, and a talented team united by an unwavering commitment to clients and a shared heritage of innovation.

Schwab President and CEO Walt Bettinger said, “This is a historic moment that brings together two leading companies with proud and successful histories of making investing more accessible to all. As we begin this next chapter, we remain focused on continuing to be the industry’s most trusted leader in investment services. Looking forward, we intend to quickly and efficiently harness our complementary strengths in order to break down even more barriers for investors. In doing so, we intend to deliver a winning combination of low costs, great service and industry-leading technology to support our clients, and the advisors who serve them, across every phase of their financial journey.”

Bettinger continued, “Schwab is proud to welcome TD Ameritrade’s talented employees, and we look forward to serving TD Ameritrade’s clients. We are committed to maintaining our sharp focus on seeing

‘Through Clients’ Eyes’ as we begin to integrate our companies carefully and thoughtfully and prepare our plans to transition brokerage accounts at TD Ameritrade’s broker-dealers to Schwab’s broker-dealer in the future.”

The integration of Schwab’s and TD Ameritrade’s operations is expected to occur over the next 18 to 36 months, though planning for it has been underway since the acquisition was announced on November 25, 2019. Until the integration is complete, Schwab and TD Ameritrade will continue to operate separate broker-dealers to serve their respective clients. Until then, the products, services and delivery channels currently available from the two companies remain largely unchanged, and clients should continue to call Schwab for Schwab account business and TD Ameritrade for TD Ameritrade account business. More information and FAQs for clients of both companies is available at welcome.schwab.com.

The acquisition of TD Ameritrade delivers significant scale to Schwab, which will help the company drive long-term growth and serve a broad range of clients at lower costs. With a combined total of approximately $6 trillion in client assets, 28 million brokerage accounts and more than 5 million daily average trades,* Schwab expects its enhanced scale will lower operating expenses as a percentage of client assets (EOCA). Combining the respective strengths of Schwab and TD Ameritrade will enable the company to invest in enhanced client experience capabilities and further its financial success to the benefit of clients, employees and stockholders.

In addition, the combined company will be positioned to deliver a broader and more extensive range of services and solutions to Schwab and TD Ameritrade clients, including individual investors as well as the Registered Investment Advisors (RIAs) who custody their clients’ assets with the companies. As a first step, on August 5, 2020, Schwab announced it intends to integrate TD Ameritrade’s award-winning thinkorswim® and thinkpipes® trading platforms, educational resources and tools into its trader offerings for retail and independent advisor clients. Schwab also plans to retain TD Ameritrade Institutional’s customizable portfolio rebalancing solution iRebal® as part of its offering for independent advisor clients. Following the integration, the combined company’s other innovative and client-centric products will include leading wealth management platforms, RIA custody platforms and tools, investor education, award-winning service, retirement services, banking and asset management.

As previously announced, TD Ameritrade stockholders received 1.0837 shares of Schwab common stock for each share of TD Ameritrade, except The Toronto-Dominion Bank (“TD Bank”) and its affiliates received Schwab common stock only up to a maximum of 9.9% of the Schwab common stock (including any other shares of Schwab common stock then owned by TD Bank and its affiliates) and otherwise received newly created Schwab nonvoting common stock. The aggregate number of shares of Schwab stock issuable as merger consideration was approximately 509 million shares of Schwab common stock and 77 million shares of Schwab nonvoting common stock.

Effective upon the merger, Todd M. Ricketts, Brian M. Levitt and Bharat B. Masrani were elected to Schwab’s board. Mr. Ricketts was designated by TD Ameritrade pursuant to the terms of the merger agreement and Messrs. Levitt and Masrani were designated by TD Bank pursuant to the terms of the merger agreement and the stockholder agreement between Schwab and TD Bank.

In conjunction with the close of the acquisition, Schwab announced that effective January 1, 2021, it expects to complete the planned change in the designation of its corporate headquarters from San Francisco to its new campus in Westlake, Texas, first announced last November. Opened in late 2019, the Westlake location and facility were specifically chosen and designed as a more centrally located hub for the company given Schwab’s nationwide presence across a network of branches and operations centers. It will also serve as a central location for meetings of the company’s board and its leadership team, which is also geographically dispersed across the country. The company does not anticipate any impact on the vast majority of San Francisco-based roles and expects to continue hiring in the city. Any additional real estate decisions will be made over time as part of the integration process.

Credit Suisse Securities (USA) LLC served as financial advisor and Davis Polk & Wardwell LLP acted as legal advisor to Schwab. PJT Partners LP and Piper Sandler & Co. served as financial advisors and Wachtell, Lipton, Rosen & Katz acted as legal advisor to the strategic development committee of the board of directors of TD Ameritrade.

Commentary from the CFO

Peter Crawford, Executive Vice President and Chief Financial Officer for Schwab, provides perspectives on post-closing reporting and certain other aspects of the TD Ameritrade acquisition at: www.aboutschwab.com/cfo-commentary.

Forward-Looking Statements

This press release contains forward-looking statements relating to Schwab’s acquisition of TD Ameritrade and the combined company, including scale; client and stockholder benefits; integration timing and plans; growth; EOCA; and financial success, that reflect management’s expectations as of the date hereof. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the risk that expected revenue, expense, operational and other synergies from the transaction may not be fully realized or may take longer to realize than expected; the companies are unable to successfully implement their integration strategies and plans; general market conditions, including equity valuations, trading activity, the level of interest rates - which can impact money market fund fee waivers - and credit spreads; the companies’ ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; competitive pressures on pricing, including deposit rates; the companies’ ability to develop and launch new and enhanced products, services, and capabilities, as well as enhance their infrastructure, in a timely and successful manner; client use of the companies’ advisory solutions and other products and services; client cash allocations; client sensitivity to rates; the level of client assets, including cash balances; the companies’ ability to monetize client assets; capital and liquidity needs and management; the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus and the economic impact; regulatory guidance; litigation or regulatory matters; and any adverse impact of financial reform legislation and related regulations. Other important factors are set forth in Schwab’s and TD Ameritrade’s definitive joint proxy statement/prospectus dated May 4, 2020, as supplemented, and Schwab’s and TD Ameritrade’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 28 million active brokerage accounts, 2 million corporate retirement plan participants, 1.5 million banking accounts, and approximately $6 trillion in client assets.* Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.aboutschwab.com. Follow us on Twitter, Facebook, YouTube and LinkedIn.

TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

*	Total client assets based on combined data for Schwab and TD Ameritrade as of August 31, 2020, using company reports; all other combined data as of June 30, 2020, calculated using Schwab’s methodology.

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